EXHIBIT 24.1
PVC CONTAINER CORPORATION
ANNUAL REPORT ON FORM 10-K
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of PVC Container Corporation, a Delaware corporation (the “Registrant”), does hereby make, constitute and appoint each of William J. Bergen and Jeffrey Shapiro, as his true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign on behalf of each of the undersigned an Annual Report on Form 10-K for the fiscal year ended June 30, 2005 pursuant to Section 13 of the Securities Exchange Act of 1934 and to sign any and all amendments to such Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.
     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
     Executed as of this 13 day of October 2005.

Signature	Title
/s/ Phillip L. Friedman
Phillip L. Friedman	Chairman and Director
/s/ William J. Bergen
William J. Bergen	President, Chief Executive Officer and Director
/s/ Jeffrey Shapiro
Jeffrey Shapiro	Chief Financial and Accounting Officer
/s/ John F. Turben
John F. Turben	Director
/s/ John G. Nestor
John G. Nestor	Director
/s/ Michael Sherwin
Michael Sherwin	Director
/s/ Michael Lynch
Michael Lynch	Director
/s/ Matthew Sheppard
Matthew Sheppard	Director